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

                                                                               EXHIBIT 11

                        COMPUTATION OF PER SHARE EARNINGS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      Year Ended
-----------------------------------------------------------------------------------------
                                                           Dec. 26,   Dec. 27,   Dec. 28,
                                                             1999       1998       1997
                                                           --------   --------   --------

 Income from continuing operations                         $339,939   $305,631   $396,504

 Less dividends on preferred stock                           14,075     14,040      7,020
                                                           --------   --------   --------
 Income from continuing operations attributable
  to common stock                                          $325,864   $291,591   $389,484
                                                           ========   ========   ========

 Average shares outstanding (basic)                          80,025     78,882     88,475
                                                           --------   --------   --------

 Effect of dilutive securities:
   Convertible preferred stock                               15,948     17,549     10,968
   Stock options                                              1,487      1,745      1,871
                                                           --------   --------   --------

 Average shares outstanding (diluted)                        97,460     98,176    101,314
                                                           ========   ========   ========

 Earnings per share from continuing operations (basic)     $   4.07   $   3.70   $   4.40
                                                           ========   ========   ========

 Earnings per share from continuing operations (diluted)   $   3.49   $   3.11   $   3.91
                                                           ========   ========   ========
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